UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2017 (April 6, 2017)

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 11, 2017, in connection with the previously announced public offering, Prospect Capital Corporation (“Prospect”, “Company”, “we” or “our”) issued $225 million in aggregate principal amount of 4.95% Convertible Notes due 2022 (the “Notes”) under an indenture, dated as of February 16, 2012, between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the “Original Trustee”), as amended by the Agreement of Resignation, Appointment and Acceptance, dated as of March 12, 2012, by and among the Company, the Original Trustee and U.S. Bank National Association (the “Trustee”), as Trustee (the “Base Indenture”), as supplemented by a supplemental indenture, dated as of April 11, 2017 (the “Supplemental Indenture”), establishing the form and terms of the Notes.

The Notes will mature on July 15, 2022, unless previously converted, repurchased or redeemed in accordance with their terms. The Notes will be general unsecured obligations of Prospect, will rank equally in right of payment with Prospect’s existing and future senior unsecured debt (including Prospect’s outstanding 5.375% convertible senior notes due 2017, 5.75% convertible senior notes due 2018, 5.875% convertible senior notes due 2019, 5.00% senior notes due 2019, 4.75% convertible senior notes due 2020, 5.875% senior notes due 2023, 6.25% notes due 2024 and any Prospect Capital InterNotes® outstanding), and will rank senior in right of payment to any potential subordinated debt, should any be issued in the future.

The interest rate on the Notes is 4.95% per year, payable semiannually in arrears on January 15 and July 15 of each year, commencing on July 15, 2017. As described in the Supplemental Indenture, holders may convert their Notes at any time on or prior to the close of business on the business day immediately preceding the maturity date at an initial conversion rate of 100.2305 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $9.98 per share). The conversion rate will be subject to adjustment in certain events.

Upon conversion, unless a holder converts after a record date for an interest payment but prior to the corresponding interest payment date, the holder will receive a separate cash payment with respect to the Notes surrendered for conversion representing accrued and unpaid interest to, but not including the conversion date. Any such payment will be made on the settlement date applicable to the relevant conversion on the Notes. If the Notes are converted after April 15, 2022 (but prior to the next record date) in connection with such Notes being called for redemption, the holder of such converted Notes will also be entitled to a Make-Whole Premium (as defined in the Supplemental Indenture).

No holder of Notes will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of more than 5.0% of the shares of our common stock outstanding at such time (the “Limitation”). Any purported delivery of shares of our common stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than the Limitation. If any delivery of shares of our common stock owed to a holder upon conversion of Notes is not made, in whole or in part, as a result of the Limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 5.0% of the shares of common stock outstanding at such time. The Limitation shall no longer apply following the effective date of any “Fundamental Change” (as defined in the Supplemental Indenture).

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their Notes upon a “Fundamental Change” (as defined in the Supplemental Indenture) at a price equal to 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Supplemental Indenture).

On or after April 15, 2022, the Company may redeem the Notes for cash, in whole or from time to time in part, at its option at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, (ii) accrued and unpaid interest to, but excluding, the redemption date and (iii) the Make‑Whole Premium.

The Supplemental Indenture contains certain events of default, the occurrence of which may lead to the Notes being due and payable immediately. The events of default contained in the Supplemental Indenture include, without limitation, the following: failure by the Company to pay any interest on the Notes when due and such failure continues for a period of 30 calendar days; failure by the Company to pay principal of the Notes when due at the maturity date, or failure by the Company to pay the repurchase price or redemption price payable, in respect of any Notes when due; failure by the Company to deliver shares of common stock upon the conversion of any Notes and such failure continues for five calendar days following the scheduled settlement date for such conversion; failure by the Company to issue a “Fundamental Change Company Notice” (as defined in the Supplemental Indenture) on a timely basis in accordance with the Supplemental Indenture; a failure to pay principal when due (whether at stated maturity or otherwise) or an uncured default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any of its “Significant Subsidiaries” (as defined in the Supplemental Indenture) in an aggregate amount in excess of $50,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure or uncured default is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; default in the performance, or breach, of any covenant or warranty of the Company in the Supplemental Indenture with respect to any Note (other than certain covenants or warranties as described in the Supplemental Indenture), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” (as defined in the Supplemental Indenture); and certain events in bankruptcy, insolvency or reorganization of the Company or its “Significant Subsidiaries” (as defined in the Supplemental Indenture).

The foregoing summary of the Supplemental Indenture and the Notes set forth above does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the Supplemental Indenture (which is attached as Exhibit 4.1 hereto) and the full text of the Base Indenture, which was filed as Exhibit (d)(7) to the Company’s Post-Effective Amendment No. 1 to its Registration Statement on Form N-2, filed on March 1, 2012, each of which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

1.1	Underwriting Agreement, dated April 6, 2017, by and among Prospect Capital Corporation, Prospect Capital Management L.P., Prospect Administration LLC and Goldman, Sachs & Co.

4.1	Supplemental Indenture, dated as of April 11, 2017, by and between Prospect Capital Corporation and U.S. Bank National Association, as Trustee

5.1	Opinion of Venable LLP

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in the opinion filed as Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Operating Officer
Date:  April 11, 2017

Index to Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated April 6, 2017, by and among Prospect Capital Corporation, Prospect Capital Management L.P., Prospect Administration LLC and Goldman, Sachs & Co.
4.1	Supplemental Indenture, dated as of April 11, 2017, by and between Prospect Capital Corporation and U.S. Bank National Association, as Trustee
5.1	Opinion of Venable LLP
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in the opinion filed as Exhibit 5.2)